UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     September 16, 2005

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

545 Long Wharf Drive, 5th Floor
New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

(203) 772-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02	Termination of a Material Definitive Agreement.

As a result of the resignations of employment described under Item 5.02, below, J. Keith Markley, the former President and Chief Operating Officer of DSL.net, Inc. (the “Company”), and Robert J. DeSantis, the Chief Financial Officer of the Company, have each forfeited all remaining rights under their respective compensation agreements with the Company, each dated as of February 3, 2005. As neither party to each of those agreements has any remaining obligations thereunder, such agreements are no longer of any force or effect as of the respective resignation dates (September 16, 2005, for Mr. Markley, and September 22, 2005, for Mr. DeSantis). Under the terms of the agreements, each of those individuals was eligible to receive, in addition to his current compensation and any other benefits to which he was entitled, a fixed dollar cash compensation amount, in three equal installments, on June 30, 2005, August 31, 2005 and December 31, 2005, provided such individual was employed by the Company on each of such dates. If, prior to a payment date, the individual was terminated by the Company for cause, or resigned other than for good reason, he would forfeit the right to receive any remaining unvested payments. The total amount of potential compensation payments which Mr. Markley and Mr. DeSantis were eligible to receive under these agreements was $125,000, each. Two-thirds of those payments were made on the stipulated payment dates. In light of the resignations described herein, those agreements are now no longer operative, and Messrs. Markley and DeSantis have forfeited all remaining rights thereunder, including the right to receive their last payment of compensation under such agreements. Mr. Markley and Mr. DeSantis each resigned to pursue other business ventures not related to the Company’s industry.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(b)

On September 16, 2005, J. Keith Markley resigned as an employee and officer of the Company. Prior to his resignation, Mr. Markley served as the Company’s President and Chief Operating Officer. Kirby G. Pickle remains as the Company’s Chief Executive Officer and, in such capacity, continues to serve as the Company’s highest ranking officer. Mr. Markley’s duties and responsibilities have been assigned to other officers and senior personnel at the Company, including Mr. Pickle.

Robert J. DeSantis has resigned as an employee and officer of the Company, effective as of the close of business on September 22, 2005. Prior to his resignation, Mr. DeSantis served as the Company’s Chief Financial Officer. Mr. DeSantis’ duties and responsibilities will be assigned to other officers and senior personnel at the Company, including Walter Keisch, the Company’s V.P. – Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: September 21, 2005
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: V.P. - Corporate Affairs, General Counsel & Secretary